THIS WARRANT AND THE SECURITIES THAT MAY BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR PLEDGED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND STATUTES UNLESS PRIOR TO ANY SALE, TRANSFER, OR PLEDGE, THE ISSUER RECEIVES AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO IT, THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND THE STATUTES AND RULES PROMULGATED THEREUNDER.

Dated: 11/19/2015	Right to Purchase 80,000 Shares of Common Stock,

Warrant No. BD- 2

COMMON STOCK PURCHASE WARRANT

OF

BLOW & DRIVE INTERLOCK CORPORATION

This certifies that, for value received, David Stuart Petlak, an individual (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), shares of the Company’s Common Stock as set forth below and subject to adjustment provided therein.

This Warrant is being issued pursuant to the terms of that certain Securities Purchase Agreement dated November 19, 2015 (the “SPA”). Unless indicated otherwise, the number of shares of common stock that Holder may purchase by exercising this Warrant is Eighty Thousand (80,000) shares of the Company’s common stock.

1. DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

(a) “Exercise Period” shall mean the period commencing with the date hereof and ending three (2) years after the date hereof.

(b) “Exercise Price” shall mean $0.80 per share.

(c) “Exercise Shares” shall mean the shares of the Company’s common stock issuable upon exercise of this Warrant.

2. EXERCISE OF WARRANT. The rights represented by this Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address as set forth in Section 10, below:

(a) An executed Notice of Exercise in the form attached hereto;

(b) Payment of the Exercise Price in cash or by check; and

(c) This Warrant.

Upon the exercise of the rights represented by this Warrant, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, shall be issued and delivered to the Holder within a reasonable time after the rights represented by this Warrant shall have been so exercised.

The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. ADJUSTMENT IN NUMBER OF SHARES.

In case at any time or from time to time after the issue date the holders of the common stock of the Company (or any shares of stock or other securities at the time receivable upon the exercise of this Warrant) shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefore, other or additional stock or other securities or property (including cash) by way of stock split, stock dividend, spin-off, reclassification , combination of shares or similar corporate rearrangement, then and in each such case the Holder of this Warrant, upon the exercise hereof as provided in Section 3, shall be entitled to receive the amount of stock and other securities and property which such Holder would hold on the date of such exercise if on the issue date he had been the holder of record of the number of shares of common stock of the Company called for on the face of this Warrant and had thereafter, during the period from the issue date, to and including the date of such exercise, retained such shares and/or all other or additional stock and other securities and property receivable by him as aforesaid during such period, giving effect to all adjustments called for during such period. In the event of any such adjustment, the Exercise Price shall be adjusted to equal (A) the Exercise Price in effect multiplied by the number of shares of common stock into which this Warrant is exercisable immediately prior to the adjustment, divided by (B) the number of shares of common stock into which this Warrant is exercisable immediately after such adjustment. Nothing in this Section or this Warrant will entitle the Holder to receive more than the shares listed above, as adjusted by this Section. There is no provision for the Holder to receive any more shares of the Company’s common stock under this Warrant as a penalty or otherwise.

4. COVENANTS OF THE COMPANY.

(a) Covenants as to Exercise Shares. The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued and outstanding, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company will at all times during the Exercise Period have authorized and reserved, free from preemptive rights, a sufficient number of shares of its common stock to provide for the exercise of the rights represented by this Warrant. If at any time during the Exercise Period the number of authorized but unissued shares of the Company’s common stock shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purposes.

(b) No Impairment. Except and to the extent as waived or consented to by the Holder, the Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment.

(c) Notices of Record Date. In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, the Company shall provide to the Holder, at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

5. REPRESENTATIONS OF HOLDER.

(a) Acquisition of Warrant for Personal Account. The Holder represents and warrants that it is acquiring the Warrant and the Exercise Shares solely for its account for investment and not with a view to or for sale or distribution of said Warrant or Exercise Shares or any part thereof. The Holder also represents that the entire legal and beneficial interests of the Warrant and Exercise Shares the Holder is acquiring is being acquired for its account only.

detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, for the Holder to the effect that such disposition will not require registration of such Warrant or Exercise Shares under the Act or any applicable state securities laws.

(d) The Holder understands and agrees that all certificates evidencing the shares to be issued to the Holder may bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

6. FRACTIONAL SHARES. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

7. NO STOCKHOLDER RIGHTS. This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

8. TRANSFER OF WARRANT. This Warrant and all rights hereunder are not transferable by the Holder unless the Holder obtains the express written consent of the Company.

9. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10. WAIVER AND AMENDMENT. Any term of this Warrant may be amended or waived only with the written consent of the Holder.

11. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the Party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, or (c) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent as follows:

If to the Company:	Blow & Drive Interlock Corporation
1080 La Cienega Boulevard
Suite 304
Los Angeles, California 90035
Attn. Laurence Wainer Facsimile L_)

with a copy to:	Law Offices of Craig V. Butler
300 Spectrum Center Dr., Suite 300
Irvine, CA 92618
Attn: Craig V. Butler, Esq.
Facsimile No.: (949) 209-2545

If to Holder:	David Stuart Petlak
1152 Beverwil
LA CA 90035
Facsimile No.: (424) 362-4990

or at such other address as the Company or folder may designate by ten (10) days advance written notice to the other Party hereto.

12. GOVERNING LAW; VENUE. This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of the State of California. The parties agree that any action brought to enforce the terms of this Warrant will be brought in the appropriate federal or state court having jurisdiction over Los Angeles County, California, United States of America.

13. ATTORNEYS’ FEES. Should either party commence any legal action or proceeding in order to enforce or interpret this Warrant or any term or provision hereof, then in addition to any damages or remedies that may be awarded or granted to the prevailing party therein, the prevailing party shall be entitled to have and recover from the losing party such prevailing party’s reasonable attorneys’ fees and costs incurred in connection therewith.

14. CURRENCY. All currency is expressed in U.S. dollars.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of August 7, 2015.

Blow & Drive Interlock Corporation,

a Delaware corporation

By: Laurence Wainer
Its: Chief Executive Officer

Acknowledged:

Blow and Drive Interlock Corporation
1080 S. La Cienega Blvd Suite 304
Los Angeles, California 90035
(877) 238 -4492
www.blowanddrive.com

November 25, 2015

Lee Cassidy, Esq.

Cassidy & Associates

Attorneys At Law

215 Apolen_a Ave

Newport Beach, CA 92662

Dear Lee:

In connection with our prospective supplement No. 1 (Form 424) anticipated to occur on or around December 1, 2015, please provide our auditors, JPDH & Company, 18662 MacArthur Blvd, Second Floor, Irvine California 92612, with an update to your legal confirmation response letter dated March 5, 2015 in relation to the audit of the financial statements as of, and for the period ended, December 31, 2014. Can you also please email a copy of the letter to John Poth at JohnP@JPDHcpa.com to expedite the receipt of your response.

EO & CFO

FINDERS AGREEMENT

Blow and Drive Interlock

This Memorandum of Understanding is entered into between Blow and Drive Interlock Corp, a corporation publicly traded as OTCBB:BDIC (“BDIC”) and Gnosiis International, LLC (“GI”) on this day of November 30, 2015. BDIC wishes to engage Gnosiis International as a finder business partner and representative on a success based compensation arrangement and the parties wish to be bound by the responsibilities that are in accordance with the terms and conditions set forth herein:

1)	The term of this agreement shall be for three-weeks but shall renew for an additional three-weeks period in the event that BDIC and GI have ongoing business.

2)	GI will identify an investor(s) for BDIC to commit no less than $50,000 in capital by means of a convertible note in accordance with the following general terms:

a)	36 Month Note at 7.5% interest

b)	Warrants attached to the note with a 1:1 ratio - at $2.25 per share, executable for up to 3 years

c)	At the end of the 36 month term, the investor at their sole discretion, can either take the principle in cash or convert into BDIC at the $2.25 share price

3)	Upon success, Gnosiis will be entitled to the following compensation:

a)	1 share of BDIC restricted stock will be vested to Gnosiis for every $1 in financing raised by BDIC as a result of GI’s efforts

b)	A bonus of either 15,000 shares or $5,000 in cash to be mutually agreed upon by GI and BDIC.

c)	A seat on BDIC’s Board of Directors

4)	BDIC agrees to refrain from circumventing GI with regard to contacts, opportunities, and efforts brought by the other party. All contacts with third parties will remain the exclusive privilege of GI and BDIC will at no time participate in business activities with those contacts without written consent of GI. In the event of a breach by BDIC; GI shall be entitled to any and all damages, legal fees, cost of recourse, related to the breach by the receiving party. This shall remain in force for a 24-month period.

5)	GI hereby agrees and acknowledge that its role in implementing this Agreement shall be only to introduce to BDIC potential participants in the business transaction. GI shall not engage in any negotiations, advise or make recommendations concerning the transaction. GI shall have no right to represent or bind BDIC to third parities or act in BDIC’s name. GI’s relationship with BDIC is not exclusive; BDIC may engage other finders.

6)	Entering into Transaction. Nothing in this Agreement shall obligate BDIC to engage in a business transaction with the parties introduced by GI. The decision to enter into the business transaction is totally within BDIC’s sole absolute discretion.

7)	Electronic Signatures. This Agreement and any written notice, consent, agreement or document provided for in this Agreement shall be deemed signed if the person’s name is placed on the document whether by manual signature, electronic transmission or facsimile transmission by the person.

8)	Other Provisions. This Agreement embodies the entire understanding between the parties with regard to its subject matter and replaces all prior agreements. This agreement may not be assigned or modified without the written consent of both parties. This agreement is governed by the law of the state of Delaware, without regard to its conflict of law principles. Any notice to either party may be sent by email, United States Mail or expedited delivery service.

Laurence Wainer	Abraham Summers
CEO, Blow and Drive Interlock Corp	Gnosiis International, LLC

NOTICE OF EXERCISE

TO: Blow & Drive Interlock Corporation

(1) The undersigned hereby elects to purchase 80,000 shares of the common stock of Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant and based on an exercise price of $0.80, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of the Company’s common stock in the name of the undersigned or in such other name as is specified below:

(Name)

David Stuart Petlak

(Address)

1152 Beverwil LA CA 90035

November 19, 2015
(Date)	(Signature)

(Print name)